UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2003

Entegris, Inc.

(Exact name of registrant as specified in its charter)

Commission File No. 000-30789

Minnesota	41-1941551
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3500 Lyman Boulevard

Chaska, Minnesota 55318

(Address of principal executive offices)

(952) 556-3131

(Registrant’s telephone number, including area code)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

99.1	The Registrant’s Press Release dated December 18, 2003.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

In accordance with SEC Release No. 33-8255, the following information is furnished. On December 18, 2003, the Company issued a press release announcing its financial results for its first quarter ended November 29, 2003. A copy of the press release dated December 18, 2003 is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K. As provided in General Instructions B.6 of Form 8-K, this Form 8-K and the attached exhibit are provided under Item 12 of Form 8-K and are furnished to, but not filed with, the Securities and Exchange Commission.

Use of Non-GAAP Financial Information

To supplement the consolidated financial statements prepared under United States Generally Accepted Accounting Principles (“GAAP”), the Company uses pro forma measures, or a non-GAAP financial measures, as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended, of operating income and net income that reflect GAAP results adjusted to exclude costs (or reversals) associated with plant closures and the impairment loss of an equity investment. The Company believes that the use of pro forma measures facilitates meaningful comparison with prior periods and that pro forma net income better reports the baseline performance of the company. In addition, pro forma net income is the primary indicator management uses to plan and forecast future periods. The presentation of this additional information should not be considered as a substitute for net income prepared in accordance with GAAP. Reconciliations of reported results under GAAP to the pro forma amounts have been included with the press release included hereunder as Exhibit 99.1.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

ENTEGRIS, INC.

Date: December 18, 2003	By:	\s\ John D. Villas

John D. Villas
Chief Financial Officer